Exhibit 10.18(a)

FIRST AMENDMENT TO THE
MINERALS TECHNOLOGIES INC. RETIREE MEDICAL PLAN

WHEREAS, the Minerals Technologies Inc. Retiree Medical Plan (the “Plan”), authorizes Minerals Technologies Inc. (the “Company”) to amend the Plan by action of its Board of Directors or its delegate, and the Company now wishes to do so by the following amendment.

NOW, THEREFORE, the Plan is hereby amended as follows effective January 1, 2015:

1.	The definition of “Participant” in section 1.17 shall be amended to read as follows:

“Participant.  A Retiree who meets the requirements of Section 2.1 or a Dependent, and Lawrence Washow, Joseph Muscari, or a their respective spouses.

2.	Section 2.1 shall be amended to read as follows by adding the following sentence to the end thereof:

“Notwithstanding the foregoing, Lawrence Washow and Joseph Muscari shall be entitled to participate in the Plan in accordance with the terms and conditions of their respective arrangements with the Company without satisfying other conditions specified in this Section 2.1.  The Welfare Committee shall implement the specifics of Mr. Washow’s and Mr. Muscari’s participation in the Plan in accordance with the terms approved by the Board and with their respective arrangements with the Company.”

3.	Appendix A shall be amended by adding the following to the list of Participating Employers:

AMCOL International Corporation
Nanocor LLC
Ameri-Co Carriers, Inc.
Ameri-Co Logistics, Inc.
AMCOL Health & Beauty Solutions, Incorporated
American Colloid Company
Colloid Environmental Technologies Company LLC
Cetco Energy Services Company LLC
Volclay International LLC

IN WITNESS WHEREOF, the Company, by its duly authorized officers, has caused this First Amendment to be executed, on this 22nd day of DEcember, 2014.

MINERALS TECHNOLOGIES INC.

BY:	/s/ Thomas Meek
Thomas J. Meek
Vice President and General Counsel